NEWS RELEASE
For immediate release
Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports Third Quarter 2006 Results
Stamford, CT — November 2, 2006 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income available to common shareholders of $57.9 million, or $0.81 per diluted share, for the quarter ended September 30, 2006, compared to a net loss available to common shareholders of $121.7 million, or $1.90 per diluted share, for the quarter ended September 30, 2005, which includes catastrophe losses from Hurricanes Katrina and Rita of $178.8 million after tax, or $2.74 per diluted share. Operating income after tax was $56.6 million, or $0.79 per diluted share, for the third quarter of 2006 compared to an operating loss of $154.2 million, or $2.40 per diluted share, for the third quarter of 2005. Operating income (loss) after tax(1) excludes both net realized capital gains as reported and net realized capital gains of an equity investee included in net investment income and the loss on early extinguishment of debt. Included in third quarter 2006 and 2005 net income (loss) available to common shareholders were after-tax net realized capital gains, including capital gains of an equity investee which is included in net investment income, of $1.3 million and $34.2 million, or $0.02 and $0.53 per diluted share, respectively. Net income available to common shareholders was $415.9 million, or $5.77 per diluted share for the nine months ended September 30, 2006, compared to a net loss available to common shareholders of $38.4 million, or $0.60 per diluted share, for the comparable period of 2005.
Book value per common share was $27.04 as of September 30, 2006, an increase of 21.2%, or $4.73 per common share, compared to $22.31 per common share as of December 31, 2005. Total shareholders’ equity was $2.01 billion as of September 30, 2006, an increase of $158.5 million and $368.4 million compared to total shareholders’ equity of $1.85 billion and $1.64 billion as of June 30, 2006 and December 31, 2005, respectively.
Highlights for the third quarter of 2006 are summarized as follows:
•	Net operating income of $56.6 million ($0.79 per common share)

•	Gross premiums written of $620.0 million, a decrease of 15.6% over third quarter 2005

•	Net premiums earned of $545.4 million, a decrease of 7.6% over third quarter 2005

•	Combined ratio of 95.8%, compared to 145.7% for the third quarter of 2005

•	Net investment income (excluding realized capital gains of an equity investee) of $82.6 million, an increase of 78.1% over third quarter 2005

•	Annualized operating return on equity of 12.4% for the third quarter and 15.6% for the nine months of the year

•	Total invested assets were $6.8 billion, an increase of 13.9% over December 31, 2005
Gross premiums written for the three months ended September 30, 2006 were $620.0 million, a decrease of 15.6% compared to $734.1 million for the three months ended September 30, 2005. The change was attributable to an 18.4% decrease in the Company’s worldwide reinsurance business and an 8.4% decrease in its specialty insurance business, reflecting increased competitive market conditions across the insurance and reinsurance industries. Net premiums written for the third quarter of 2006 were $573.5 million, a decrease of 9.2% over third quarter 2005 net premiums written of $631.6 million. During the three months ended September 30, 2006, the Company commuted its 1995 stop loss agreement with nSpire Re Limited and recognized a commutation loss of $3.6 million after tax, or $0.05 per diluted share.

Odyssey Re Holdings Corp., 300 First Stamford Place, Stamford, CT 06902 – Phone: (203) 977-8000 – Fax: (203) 965-7990

The combined ratio for the third quarter of 2006 was 95.8%, which includes catastrophe losses of 4.3%, versus a combined ratio for the comparable 2005 period of 145.7%, which includes catastrophe losses of 53.7%. Results for the three months ended September 30, 2006 reflect net catastrophe losses, including net catastrophe losses from prior periods, of $15.2 million, after tax, or $0.21 per diluted share, compared to $206.3 million, after tax, or $3.14 per diluted share, for the third quarter of 2005.
Commenting on the third quarter, Andrew A. Barnard, President and Chief Executive Officer, stated, “OdysseyRe continues to benefit from its unique combination of disciplined underwriting and long term value investing. With the stable results achieved from a diversified book of business, and the solid performance of an expanding asset portfolio, our book value per share has continued to grow at a rewarding pace.”
Net investment income, excluding realized capital gains of an equity investee included in net investment income, amounted to $82.6 million for the third quarter of 2006, compared to $46.4 million for the third quarter of 2005. Net pre-tax realized capital gains were $2.0 million for the third quarter of 2006, compared to $52.6 million for the third quarter of 2005. This includes realized capital gains of an equity investee included in net investment income of $0.6 million and $1.2 million for the three months ended September 30, 2006 and 2005, respectively. For the three months ended September 30, 2006, net cash flow from operations was $281.7 million, an increase of 47.6% from $190.9 million for the three months ended September 30, 2005.
As of September 30, 2006, total investments and cash were $6.8 billion, an increase of $831.1 million, or 13.9% over December 31, 2005. Net unrealized gains, net of taxes, were $23.2 million as of September 30, 2006, compared to $106.1 million, after tax, as of December 31, 2005. In the third quarter of 2006, OdysseyRe paid a cash dividend of $0.03125 per common share on September 29, 2006 to common shareholders of record as of September 15, 2006.
As announced on August 11, 2006, under the terms of the indenture governing the Company’s 4.375% convertible senior debentures due 2022, as of August 14, 2006, each holder of the debentures has the right to convert their debentures into shares of the Company’s common stock. As of September 30, 2006, $39.1 million principal amount of the debentures were surrendered for conversion into shares of the Company’s common stock. In accordance with the indenture, as of September 30, 2006, $27.9 million principal amount of debentures have been converted into 1.3 million shares of common stock, and $11.2 million principal amount have been converted into 0.5 million shares of common stock during October 2006.
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(1)	“Operating income (loss)” after tax is a non-GAAP financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income (loss) after tax is equal to net income (loss) available to common shareholders, excluding net realized capital gains as reported, net realized capital gains of an equity investee included in net investment income and the loss on early extinguishment of debt. Although realized capital gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income (loss) after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income (loss) available to common shareholders to operating income (loss) after tax and related amounts per diluted common share is as follows (in millions, except per share amounts):

	Three months ended
	September 30, 2006		September 30, 2005
	(unaudited)
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income (loss) available to common shareholders	$57.9	$0.81	$(121.7)	$(1.90)
Less: Net realized capital gains, after tax	(0.9)	(0.01)	(33.4)	(0.52)
Less: Net realized capital gains of an equity investee included in net investment income, after tax	(0.4)	(0.01)	(0.8)	(0.01)
Add: Loss on early extinguishment of debt, after tax	—	—	1.7	0.03

Operating income (loss), after tax	$56.6	$0.79	$(154.2)	$(2.40)

	Nine months ended
	September 30, 2006		September 30, 2005
	(unaudited)
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income (loss) available to common shareholders	$415.9	$5.77	$(38.4)	$(0.60)
Less: Net realized capital gains, after tax	(104.5)	(1.44)	(45.5)	(0.71)
Less: Net realized capital gains of an equity investee included in net investment income, after tax	(109.0)	(1.51)	(18.1)	(0.28)
Add: Loss on early extinguishment of debt, after tax	0.2	—	3.7	0.06

Operating income (loss), after tax	$202.6	$2.82	$(98.3)	$(1.53)

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A conference call to discuss third quarter results will be held at 10:00 a.m. Eastern Standard Time on Friday, November 3, 2006. A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers may listen to the conference call by dialing (888) 695-0614 (domestic) or (719) 457-2664 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Standard Time on Friday, November 3, 2006, until 11:59 p.m. Eastern Standard Time on Sunday, November 12, 2006. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 9761490.
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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
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Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
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Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	September 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $2,391,041 and $2,645,682, respectively)	$2,356,018	$2,594,937
Equity securities:
Common stocks, at fair value (cost $539,107 and $586,394, respectively)	587,917	601,721
Common stocks, at equity	238,939	566,996
Short-term investments, at cost which approximates fair value	315,260	199,503
Cash and cash equivalents	2,850,596	1,528,427
Cash collateral for borrowed securities	297,541	240,642
Other invested assets	155,162	238,093

Total investments and cash	6,801,433	5,970,319
Accrued investment income	32,736	46,843
Premiums receivable	503,361	550,496
Reinsurance recoverable on paid losses	138,133	140,881
Reinsurance recoverable on unpaid losses	790,089	1,206,785
Prepaid reinsurance premiums	62,046	84,696
Funds held by reinsureds	165,179	172,896
Deferred acquisition costs	159,400	171,350
Federal and foreign income taxes	113,315	234,871
Other assets	235,103	67,475

Total assets	$9,000,795	$8,646,612

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,153,446	$5,117,708
Unearned premiums	784,865	834,485
Reinsurance balances payable	115,116	160,185
Funds held under reinsurance contracts	102,909	167,020
Debt obligations	523,850	469,155
Obligation to return borrowed securities	115,048	82,543
Other liabilities	197,699	176,061

Total liabilities	6,992,933	7,007,157

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 series A shares and 2,000,000 series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 70,660,997 and 69,242,857 shares issued, respectively	707	692
Additional paid-in capital	1,015,281	984,571
Treasury shares, at cost (17,036 and 115,325 shares, respectively)	(412)	(2,916)
Unearned stock compensation	—	(1,770)
Accumulated other comprehensive income, net of deferred income taxes	43,117	119,039
Retained earnings	949,129	539,799

Total shareholders’ equity	2,007,862	1,639,455

Total liabilities and shareholders’ equity	$9,000,795	$8,646,612

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUES
Gross premiums written	$1,796,842	$2,009,268	$619,972	$734,134
Ceded premiums written	144,558	230,625	46,507	102,505

Net premiums written	1,652,284	1,778,643	573,465	631,629
(Increase) decrease in unearned premiums	31,147	(55,828)	(28,095)	(41,125)

Net premiums earned	$1,683,431	$1,722,815	$545,370	$590,504
Net investment income	403,147	164,075	83,194	47,642
Net realized investment gains	160,873	69,983	1,439	51,364

Total revenues	2,247,451	1,956,873	630,003	689,510

EXPENSES
Losses and loss adjustment expenses	1,122,290	1,518,556	375,945	712,771
Acquisition costs	354,527	346,901	107,719	110,881
Other underwriting expenses	110,809	108,938	38,793	36,659
Other expense, net	16,411	15,964	6,476	4,337
Interest expense	28,098	21,992	9,590	8,075
Loss on early extinguishment of debt	2,403	3,738	—	1,678

Total expenses	1,634,538	2,016,089	538,523	874,401

Income (loss) before income taxes	612,913	(59,216)	91,480	(184,891)

Federal and foreign income tax provision (benefit):
Current	178,791	44,998	26,877	(6,048)
Deferred	12,083	(65,773)	4,601	(57,191)

Total federal and foreign income tax provision (benefit)	190,874	(20,775)	31,478	(63,239)

Net income (loss)	422,039	(38,441)	60,002	(121,652)
Preferred dividends	(6,163)	—	(2,109)	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$415,876	$(38,441)	$57,893	$(121,652)

BASIC
Weighted average common shares outstanding	68,488,404	64,087,642	68,709,671	64,155,438

Basic earnings (loss) per common share	$6.07	$(0.60)	$0.84	$(1.90)

DILUTED
Weighted average common shares outstanding	72,281,170	64,087,642	71,946,236	64,155,438

Diluted earnings (loss) per common share	$5.77	$(0.60)	$0.81	$(1.90)

DIVIDENDS
Dividends declared per common share	$0.094	$0.094	$0.031	$0.031

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$422,039	$(38,441)	$60,002	$(121,652)
Other comprehensive income (loss), net of tax	(75,922)	6,688	69,602	(38,676)

Comprehensive income (loss)	$346,117	$(31,753)	$129,604	$(160,328)

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Nine Months Ended			Three Months Ended
	September 30,		%	September 30,		%
	2006	2005	Change	2006	2005	Change
GROSS PREMIUMS WRITTEN
Americas	$716,637	$861,717	(16.8)%	$250,226	$312,797	(20.0)%
EuroAsia	430,272	418,439	2.8	142,619	135,648	5.1
London Market	272,326	337,405	(19.3)	95,092	142,594	(33.3)
U.S. Insurance	377,607	391,707	(3.6)	132,035	143,095	(7.7)

Total	$1,796,842	$2,009,268	(10.6)%	$619,972	$734,134	(15.6)%

NET PREMIUMS WRITTEN
Americas	$691,717	$813,492	(15.0)%	$242,993	$284,256	(14.5)%
EuroAsia	415,001	396,762	4.6	132,271	126,222	4.8
London Market	246,019	294,065	(16.3)	85,960	119,182	(27.9)
U.S. Insurance	299,547	274,324	9.2	112,241	101,969	10.1

Total	$1,652,284	$1,778,643	(7.1)%	$573,465	$631,629	(9.2)%

NET PREMIUMS EARNED
Americas	$737,759	$799,230	(7.7)%	$233,042	$261,147	(10.8)%
EuroAsia	406,733	395,064	3.0	131,530	123,716	6.3
London Market	251,895	295,299	(14.7)	81,014	117,177	(30.9)
U.S. Insurance	287,044	233,222	23.1	99,784	88,464	12.8

Total	$1,683,431	$1,722,815	(2.3)%	$545,370	$590,504	(7.6)%

	Nine Months Ended		Percentage	Three Months Ended		Percentage
	September 30,		Point	September 30,		Point
	2006	2005	Change	2006	2005	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	76.0%	102.6%	(26.6)	82.4%	152.9%	(70.5)
EuroAsia	60.7	66.2	(5.5)	64.1	64.3	(0.2)
London Market	59.8	97.2	(37.4)	51.4	150.1	(98.7)
U.S. Insurance	57.2	64.3	(7.1)	58.0	65.6	(7.6)

Total	66.7%	88.1%	(21.4)	68.9%	120.7%	(51.8)

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	30.9%	30.1%	0.8	28.9%	29.5%	(0.6)
EuroAsia	25.2	26.4	(1.2)	24.4	26.4	(2.0)
London Market	25.6	21.3	4.3	26.8	16.6	10.2
U.S. Insurance	24.6	20.6	4.0	25.4	20.7	4.7

Total	27.6%	26.5%	1.1	26.9%	25.0%	1.9

COMBINED RATIO
Americas	106.9%	132.7%	(25.8)	111.3%	182.4%	(71.1)
EuroAsia	85.9	92.6	(6.7)	88.5	90.7	(2.2)
London Market	85.4	118.5	(33.1)	78.2	166.7	(88.5)
U.S. Insurance	81.8	84.9	(3.1)	83.4	86.3	(2.9)

Total	94.3%	114.6%	(20.3)	95.8%	145.7%	(49.9)